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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-167479 on Form S-3 of our reports dated February 28, 2013, relating to the consolidated financial statements of KKR Financial Holdings LLC and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of KKR Financial Holdings LLC for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 28, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM